UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

RISKMETRICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33928	20-8175809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Floor New York, New York 10005	10005
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 981-7475

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers;

On May 9, 2008, Beth Gaspich, who served as the principal accounting officer of RiskMetrics Group, Inc. (the “Company”), resigned.  Effective as of May 15, 2008, Eric Daniels, age 29, will serve as the interim principal accounting officer.  Mr. Daniels has served as our director of financial reporting and technical accounting since July 2007.  From August 2004 to July 2007, Mr. Daniels worked for Audiovox Corporation, a NASDAQ publicly listed electronics distributor, in a variety of positions including Corporate Controller.  Prior to August 2004, Mr. Daniels spent three years at KPMG in the audit and advisory services practice.  Mr. Daniels has a B.A. in accounting from Hofstra University and is a certified public accountant.

There is no arrangement or understanding pursuant to which Mr. Daniels was selected as interim principal accounting officer.  There are no related party transactions between the Company and Mr. Daniels reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                RISKMETRICS GROUP, INC.

May 15, 2008                                             By: /s/ David Obstler
                                   Name: David Obstler
                                   Title:   Chief Financial Officer